545 Long Wharf Drive, 5th floor, New Haven, CT 06511 Tel: 1-877-DSL-NET1 Fax: 203-624-3612 Email: info@dsl.net Web: www.dsl.net

DSL.net Receives Listing Status Update From
American Stock Exchange

NEW HAVEN, Conn. - (BUSINESS WIRE), Jan. 3, 2006 - DSL.net, Inc. (AMEX: BIZ), a leading nationwide provider of broadband communications services to businesses, today reported that it has been advised by staff of the American Stock Exchange (AMEX) that it intends to suspend trading in the Company’s common stock effective as of the commencement of AMEX’ trading session on January 9, 2006. AMEX has further notified the Company that AMEX has submitted an application to the Securities and Exchange Commission to strike the Company’s common stock from listing on AMEX effective as of the opening of trading on January 10, 2006.

During the period of suspension, the Company’s common stock is eligible to be quoted immediately by market makers on The Pink Sheets, according to that quotation system’s staff advice. Further, the Company believes its common stock is eligible for quotation on the OTC Bulletin Board service (OTCBB), subject to a market maker establishing a market for the Company’s common stock on such quotation service under applicable OTCBB rules. The Company has been advised by several market makers that they intend to sponsor quotation of the Company’s common stock on OTCBB. On or promptly following suspension of trading on AMEX, the NASDAQ will issue a new trading symbol for the Company’s common stock, which the Company will announce upon issuance.

AMEX’ decision to suspend trading and pursue delisting is based on its determination that the Company is not in compliance with Section 1003(f)(v) of the AMEX Company Guide due to the low selling price of the Company’s common stock, and the Company’s decision to not effect a requested reverse stock split to address such low selling price nor to appeal AMEX’ determinations, as previously reported. The last day of trading of the Company’s common stock on AMEX prior to the suspension going into effect will be Friday, January 6, 2006.

About DSL.net
DSL.net, Inc. is a leading nationwide provider of broadband communications services to businesses. The Company combines its own facilities, nationwide network infrastructure and Internet Service Provider (ISP) capabilities to provide high-speed Internet access, private network solutions and value-added services directly to small- and medium-sized businesses or larger enterprises looking to connect multiple locations. DSL.net product offerings include T-1, DS-3 and business-class DSL services, virtual private networks (VPNs), frame relay, Web hosting, DNS management, enhanced e-mail, online data backup and recovery services, firewalls and nationwide dial-up services, as well as integrated voice and data offerings in select markets. For more information, visit www.dsl.net, e-mail info@dsl.net, or call 1-877-DSL-NET1 (1-877-375-6381).

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, to the extent it does, these forward-looking statements are subject to a variety of risks and uncertainties, many of which are beyond DSL.net's control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, these risks and uncertainties include, among other things, (i) the resulting effects of AMEX’ suspension of trading in the Company’s common stock and AMEX’ application to de-list the Company’s common stock from its exchange; (ii) the possibility that no market maker will sponsor or be authorized to sponsor the Company’s OTCBB quotation; and (iii) the timing and initial and continued availability of alternative trading markets for the Company’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. DSL.net undertakes no obligation, and disclaims any obligation, to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional information regarding these and other risks faced by DSL.net, see the disclosure contained under “Risk Factors'' in DSL.net’s Annual Report on Form 10-K for the year ended December 31, 2004, which has been filed with the Securities and Exchange Commission.

DSL.net is a trademark of DSL.net, Inc. Other company names may be trademarks of their respective owners.

Contact:
Joe Tomkowicz
203-782-3885
jtomkowicz@dsl.net